Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING LOGISTICS, LP

COMPLETES INITIAL PUBLIC OFFERING

EL PASO, Texas – October 9, 2013—Western Refining Logistics, LP (“WNRL”), a Delaware limited partnership and wholly owned subsidiary of Western Refining, Inc. (“Western”) (NYSE:WNR) announced today that it has completed its initial public offering of 15,812,500 common units representing limited partner interests in WNRL, at $22.00 per unit, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”). The number of units issued at closing included 2,062,500 common units issued pursuant to full exercise of the underwriter’s over-allotment option. The common units of WNRL trade on the New York Stock Exchange under the symbol “WNRL”.

Net proceeds received by WNRL from the sale of the 15,812,500 common units totaled approximately $280 million, after deducing the underwriting discount and structuring fee, but before taking into account estimated offering expenses. The public owns a 35% limited partner interest in WNRL following the completion of the offering.

BofA Merrill Lynch and Barclays are acting as lead joint book-running managers and structuring agents for the offering.

Goldman, Sachs & Co. and Wells Fargo Securities are acting as joint book-running managers for this offering, and Credit Suisse, Deutsche Bank Securities, UBS Investment Bank, Credit Agricole CIB and SunTrust Robinson Humphrey are acting as co-managers for this offering.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of common units will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. A copy of the prospectus relating to the offering may be obtained on the SEC’s web site at http://www.sec.gov under the registrant’s name, “Western Refining Logistics, LP,” or from the offices listed below:

BofA Merrill Lynch	Barclays
222 Broadway, 7th Floor	c/o Broadridge Financial Solutions
New York, NY 10038	1155 Long Island Avenue
Attn: Prospectus Department	Edgewood, NY 11717
Email: dg.prospectus_requests@baml.com	Email: Barclaysprospectus@broadridge.com
Toll free: (888) 603-5847

Goldman, Sachs & Co.	Wells Fargo Securities
Attn: Prospectus Department	Attn: Equity Syndicate Dept.
200 West Street	375 Park Avenue
New York, NY 10282	New York, NY 10152
Email: prospectus-ny@ny.email.gs.com	Email: cmclientsupport@wellsfargo.com
Telephone: (866) 471-2526

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Western Refining Logistics, LP1

Headquartered in El Paso, Texas, WNRL is a fee-based, growth oriented Delaware limited partnership recently formed by Western to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets.

Forward-Looking Statements

This news release contains “forward-looking statements” which are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to the inability to complete the initial public offering. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Registration Statement on Form S-1 initially filed by WNRL on July 25, 2013, and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Subsequent events and market developments could cause our expectations to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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1 NOTE: This may be updated to provide a more comprehensive overview of the MLP.